Exhibit 99.1

FOR IMMEDIATE RELEASE

November 12, 2024

Qorvo® Appoints Alan S. Lowe to its Board of Directors

Greensboro, NC – November 12, 2024 – Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, announced the election of Mr. Alan S. Lowe to its Board of Directors, effective November 11, 2024. Mr. Lowe also joined the Board’s Audit Committee.

Since 2015, Mr. Lowe has served as president and chief executive officer of Lumentum Holdings Inc., a designer and manufacturer of optical and photonic products enabling optical networking and laser applications worldwide. Prior to Lumentum’s separation from Viavi Solutions Inc. in 2015, Mr. Lowe was employed by Viavi. Mr. Lowe joined Viavi in September 2007 as senior vice president of the Lasers business and became executive vice president and president of Viavi’s communications and commercial optical products business in October 2008.

Bob Bruggeworth, President and Chief Executive Officer of Qorvo, said, “I am delighted that Alan is joining our Board of Directors. He brings terrific experience, insight and leadership to our Board, and we look forward to his contributions.”

“Qorvo is recognized globally for its product and technology leadership,” said Mr. Lowe. “I am excited to join Qorvo’s Board, and I look forward to working with my fellow directors in continuing Qorvo’s growth and creating long-term value for its shareholders.”

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including automotive, consumer, defense & aerospace, industrial & enterprise, infrastructure and mobile. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “forecast”, “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations as of the date the statement is first made, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results on a quarterly and annual basis; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, due to timing of customers’ forecasts; our inability to effectively manage or maintain relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions, divestitures and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; enactment of international or domestic tax legislation, or changes in regulatory guidance; changes in the favorable tax status of certain of our subsidiaries; risks associated with social, environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches, failed system upgrades or regular maintenance and other similar disruptions to our IT systems; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 30, 2024, and Qorvo’s subsequent reports and statements that we file with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

At Qorvo®

Doug DeLieto

VP, Investor Relations

1-336-678-7968